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EXHIBIT 10.8

                                 AMENDMENT NO. 3

                             DAW TECHNOLOGIES, INC.

                             1993 STOCK OPTION PLAN

         THE DAW TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN (THE "PLAN") IS HEREBY AMENDED AS FOLLOWS:

         SECTION 1.2 (b)(vi) OF THE PLAN IS AMENDED AND RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Options within the maximum ten-year term of Options under Section 1.6; and

         SECTION 1.6 OF THE PLAN IS AMENDED AND RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

                  1.6  Term of Options

                  Each Option and all executory rights or obligations under the related Option Agreement shall expire on such date as shall be determined by the Committee, but not later than ten (10) years after the Grant Date.

         SECTION 3.9 OF THE PLAN IS AMENDED AND RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

                  3.9  Term of the Plan

                  No Option shall be granted more than ten (10) years after the effective date of this Plan (the termination date"). Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and all authority of the Committee with respect to Options hereunder shall continue during any suspension of this Plan and in respect of outstanding Options on such termination date.


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